Exhibit 99.1

PATENT 523
LEASING CENTER
523 BROADWAY E

Patent 523 | *Seattle, WA*

EARNINGS RELEASE & SUPPLEMENTAL DATA

THIRD QUARTER 2023

ESSEX
PROPERTY TRUST, INC.

Third Quarter 2023
Earnings Release and Supplemental Data

Table of Contents

Earnings Press Release	Pages 1 - 9

Consolidated Operating Results	S-1 & S-2

Consolidated Funds from Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios	S-6

Portfolio Summary by County	S-7

Operating Income by Quarter	S-8

Same-Property Revenue Results by County, Quarter-to-Date	S-9

Same-Property Revenue Results by County, Year-to-Date	S-9.1

Same-Property Operating Expenses, Quarter and Year-to-Date	S-10

Development Pipeline	S-11

Capital Expenditures	S-12

Co-Investments and Preferred Equity Investments	S-13

Assumptions for 2023 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Same-Property Delinquencies, Operating Statistics, and Revenue Growth on a GAAP basis	S-16

MSA Level Supply Forecast: 2022A – 2024E	S-17

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 - S-18.4

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Third Quarter 2023 Results

San Mateo, California—October 26, 2023—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its third quarter 2023 earnings results and related business activities.
Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and nine months ended September 30, 2023 are detailed below.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2023	2022	Change	2023	2022	Change
Per Diluted Share
Net Income	$1.36	$1.43	-4.9%	$5.30	$3.42	55.0%
Total FFO	$3.69	$3.45	7.0%	$11.37	$9.93	14.5%
Core FFO	$3.78	$3.69	2.4%	$11.21	$10.75	4.3%

Third Quarter 2023 Highlights:

•	Reported Net Income per diluted share for the third quarter of 2023 of $1.36, compared to $1.43 in the third quarter of 2022.

•	Achieved Core FFO per diluted share of $3.78, representing 2.4% growth compared to the third quarter of 2022 and exceeding the midpoint of the guidance range by $0.03.

•
Achieved same-property revenues and net operating income (“NOI”) growth of 3.2% and 2.7%, respectively, compared to the third quarter of 2022. On a sequential basis, same-property revenues improved 1.1%.

•
Closed $298.0 million in 10-year secured loans priced at a 5.08% fixed interest rate. The proceeds are intended to repay a majority of the Company’s $400.0 million unsecured notes due in May 2024 upon maturity. In the interim, the Company has reinvested the proceeds in short-term cash accounts, which will be slightly accretive to Total and Core FFO until the notes are repaid.

•	Committed $12.3 million to one preferred equity investment at a preferred return of 13.5%.

•	Reaffirmed the midpoint of the full-year 2023 guidance ranges for Core FFO per diluted share, as well as same-property revenues, expenses, and NOI.

•	As of October 24, 2023, the Company’s immediately available liquidity was approximately $1.6 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations
Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended September 30, 2023 compared to the quarter ended September 30, 2022, and the sequential percentage change for the quarter ended September 30, 2023 compared to the quarter ended June 30, 2023, by submarket for the Company:
	Q3 2023 vs. Q3 2022	Q3 2023 vs. Q2 2023	% of Total
	Revenue Change	Revenue Change	Q3 2023 Revenues
Southern California
Los Angeles County	1.2%	0.7%	18.6%
Orange County	4.2%	1.3%	10.5%
San Diego County	8.7%	2.5%	9.0%
Ventura County	4.7%	0.7%	4.1%
Total Southern California	3.8%	1.2%	42.2%
Northern California
Santa Clara County	4.9%	1.4%	19.8%
Alameda County	1.4%	0.8%	7.8%
San Mateo County	2.0%	2.2%	4.6%
Contra Costa County	1.2%	0.8%	5.4%
San Francisco	-1.9%	-1.4%	2.5%
Total Northern California	2.9%	1.1%	40.1%
Seattle Metro	2.3%	0.6%	17.7%
Same-Property Portfolio	3.2%	1.1%	100.0%

The table below illustrates the components that drove the change in same-property revenues on a year-over-year basis for the three and nine-month periods ending September 30, 2023 and on a sequential basis for the third quarter of 2023.

Same-Property Revenue Components	Q3 2023 vs. Q3 2022	YTD 2023 vs. YTD 2022	Q3 2023 vs. Q2 2023
Scheduled Rents	3.3%	5.1%	1.0%
Delinquencies (1)	-0.6%	-0.7%	0.0%
Cash Concessions	-0.2%	0.0%	0.2%
Vacancy	0.3%	0.2%	-0.3%
Other Income	0.4%	0.3%	0.2%
2023 Same-Property Revenue Growth	3.2%	4.9%	1.1%

(1)
The year-over-year negative impact from delinquencies is largely due to lower net delinquency in the prior period, which benefitted from Emergency Rental Assistance payments of $7.4 million and $31.9 million in the third quarter 2022 and year-to-date 2022, respectively. This compares to Emergency Rental Assistance payments of $0.4 million and $2.1 million for the third quarter of 2023 and year-to-date 2023, respectively. For additional details, please see page S-16 of the accompanying supplemental financial information.

	Year-Over-Year Change			Year-Over-Year Change
	Q3 2023 compared to Q3 2022			YTD 2023 compared to YTD 2022
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	3.8%	5.9%	2.9%	5.5%	6.4%	5.1%
Northern California	2.9%	3.1%	2.9%	4.3%	3.7%	4.5%
Seattle Metro	2.3%	3.9%	1.6%	4.9%	2.4%	6.0%
Same-Property Portfolio	3.2%	4.4%	2.7%	4.9%	4.6%	5.0%

	Sequential Change
	Q3 2023 compared to Q2 2023
	Revenues	Operating Expenses	NOI
Southern California	1.2%	6.2%	-0.7%
Northern California	1.1%	2.1%	0.7%
Seattle Metro	0.6%	6.0%	-1.5%
Same-Property Portfolio	1.1%	4.5%	-0.3%

	Financial Occupancies
	Quarter Ended
	9/30/2023	6/30/2023	9/30/2022
Southern California	96.3%	96.4%	96.2%
Northern California	96.5%	96.7%	96.0%
Seattle Metro	96.3%	96.9%	95.3%
Same-Property Portfolio	96.4%	96.6%	96.0%

Investment Activity
Other Investments
In September 2023, the Company committed $12.3 million to one preferred equity investment at a preferred return rate of 13.5%. The investment was fully funded at closing and is scheduled to mature in 2028.
liquidity and balance sheet
Common Stock
In the third quarter of 2023, the Company did not issue any shares of common stock through its equity distribution program or repurchase any shares through its stock repurchase plan.
Year-to-date through October 24, 2023, the Company has repurchased 437,026 shares of its common stock totaling $95.7 million, including commissions, at an average price per share of $218.88. As of October 24, 2023, the Company had $302.7 million of purchase authority remaining under its stock repurchase plan.

Balance Sheet
In July 2023, the Company closed $298.0 million in 10-year secured loans priced at a 5.08% fixed interest rate. The proceeds are intended to repay a majority of the Company’s $400.0 million unsecured notes due in May 2024 upon maturity. In the interim, the Company has reinvested the proceeds in short-term cash accounts, which will be slightly accretive to Total and Core FFO until the notes are repaid.
As of October 24, 2023, the Company had approximately $1.6 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.
Guidance
The table below provides the Company’s 2023 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth, as well as the Company’s fourth quarter 2023 assumptions for Core FFO per diluted share. For additional details regarding the Company’s 2023 assumptions, please see page S-14 of the accompanying supplemental financial information.
2023 Full-Year and Fourth Quarter Guidance
	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint	Change at the Midpoint
Per Diluted Share
Net Income	$6.74 - $6.98	$6.86	$6.69 - $6.81	$6.75	($0.11)
Total FFO	$15.13 - $15.37	$15.25	$15.10 - $15.22	$15.16	($0.09)
Core FFO	$14.88 - $15.12	$15.00	$14.94 – $15.06	$15.00	-
Q4 2023 Core FFO	-	-	$3.73 - $3.85	$3.79	N/A
Same-Property Growth on a Cash-Basis(1)
Revenues	4.0% to 4.8%	4.4%	4.2% to 4.6%	4.4%	-
Operating Expenses	3.75% to 4.25%	4.0%	3.75% to 4.25%	4.0%	-
NOI	3.9% to 5.1%	4.5%	4.1% to 4.9%	4.5%	-

(1)	The Company’s guidance midpoint for same-property revenues and NOI growth on a GAAP basis is 4.6% and 4.9%, respectively.

Conference Call with Management
The Company will host an earnings conference call with management to discuss its quarterly results on Friday, October 27, 2023 at 10:00 a.m. PT (1:00 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.
A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the third quarter 2023 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13741662. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Upcoming Events
The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) REITWorld Conference held at the JW Marriott Los Angeles L.A. LIVE in Los Angeles, CA from November 14 - 15, 2023. A copy of any materials provided by the Company at the conference will be made available on the Investors section of the Company’s website at www.essex.com.
Corporate Profile
Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 252 apartment communities comprising approximately 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.
This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.
FFO RECONCILIATION
FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and nine months ended September 30, 2023 and 2022 (in thousands, except for share and per share amounts):
	Three Months Ended September 30,		Nine Months Ended September 30,
Funds from Operations attributable to common stockholders and unitholders	2023	2022	2023	2022
Net income available to common stockholders	$87,282	$92,842	$340,434	$223,150
Adjustments:
Depreciation and amortization	137,357	135,511	410,422	403,561
Gains not included in FFO	-	(17,423)	(59,238)	(17,423)
Casualty loss	-	-	433	-
Depreciation and amortization from unconsolidated co-investments	18,029	18,288	53,486	54,532
Noncontrolling interest related to Operating Partnership units	3,072	3,247	11,982	7,800
Depreciation attributable to third party ownership and other	(371)	(357)	(1,095)	(1,064)
Funds from Operations attributable to common stockholders and unitholders	$245,369	$232,108	$756,424	$670,556
FFO per share – diluted	$3.69	$3.45	$11.37	$9.93
Expensed acquisition and investment related costs	$31	$230	$375	$248
Tax expense (benefit) on unconsolidated co-investments (1)	404	1,755	1,237	(7,863)
Realized and unrealized losses (gains) on marketable securities, net	4,577	17,115	(4,294)	51,126
Provision for credit losses	17	(1)	51	(64)
Equity (income) loss from non-core co-investments (2)	(538)	1,563	(1,422)	31,117
Loss on early retirement of debt, net	-	2	-	2
Loss on early retirement of debt from unconsolidated co-investment	-	1	-	988
Co-investment promote income	-	-	-	(17,076)
Income from early redemption of preferred equity investments and notes receivable	-	-	(285)	(858)
General and administrative and other, net	1,743	882	2,570	2,327
Insurance reimbursements, legal settlements, and other, net	(283)	(5,069)	(9,082)	(5,077)
Core Funds from Operations attributable to common stockholders and unitholders	$251,320	$248,586	$745,574	$725,426
Core FFO per share – diluted	$3.78	$3.69	$11.21	$10.75
Weighted average number of shares outstanding diluted (3)	66,445,256	67,341,189	66,537,111	67,503,403

(1)	Represents tax related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company's share of co-investment income or loss from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations
NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings from operations	$131,784	$128,608	$454,001	$367,086
Adjustments:
Corporate-level property management expenses	11,504	10,184	34,387	30,532
Depreciation and amortization	137,357	135,511	410,422	403,561
Management and other fees from affiliates	(2,785)	(2,886)	(8,328)	(8,313)
General and administrative	14,611	15,172	43,735	40,541
Expensed acquisition and investment related costs	31	230	375	248
Casualty loss	-	-	433	-
Gain on sale of real estate and land	-	-	(59,238)	-
NOI	292,502	286,819	875,787	833,655
Less: Non-same property NOI	(12,523)	(14,108)	(40,918)	(38,755)
Same-Property NOI	$279,979	$272,711	$834,869	$794,900

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued evolution of the work-from-home trend, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, 2023 same-property revenue and operating expenses generally and in specific regions, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, inflation, the labor market, supply chain impacts, geopolitical tensions and regional conflicts, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: potential future outbreaks of infectious diseases or other health concerns, which could adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; geopolitical tensions, regional conflicts and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2022, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company's other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations
Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.
Contact Information
Loren Rainey
Director, Investor Relations
(650) 655-7800
lrainey@essex.com

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenues:
Rental and other property	$416,398	$406,862	$1,239,319	$1,183,318
Management and other fees from affiliates	2,785	2,886	8,328	8,313
	419,183	409,748	1,247,647	1,191,631

Expenses:
Property operating	123,896	120,043	363,532	349,663
Corporate-level property management expenses	11,504	10,184	34,387	30,532
Depreciation and amortization	137,357	135,511	410,422	403,561
General and administrative	14,611	15,172	43,735	40,541
Expensed acquisition and investment related costs	31	230	375	248
Casualty loss	-	-	433	-
	287,399	281,140	852,884	824,545
Gain on sale of real estate and land	-	-	59,238	-
Earnings from operations	131,784	128,608	454,001	367,086
Interest expense, net (1)	(53,471)	(49,763)	(155,262)	(145,790)
Interest and other income (loss)	4,406	(6,796)	29,055	(31,571)
Equity income from co-investments	10,694	10,985	33,802	23,756
Tax (expense) benefit on unconsolidated co-investments	(404)	(1,755)	(1,237)	7,863
Loss on early retirement of debt, net	-	(2)	-	(2)
Gain on remeasurement of co-investment	-	17,423	-	17,423
Net income	93,009	98,700	360,359	238,765
Net income attributable to noncontrolling interest	(5,727)	(5,858)	(19,925)	(15,615)
Net income available to common stockholders	$87,282	$92,842	$340,434	$223,150

Net income per share - basic	$1.36	$1.43	$5.30	$3.42

Shares used in income per share - basic	64,184,180	65,059,678	64,274,085	65,198,532

Net income per share - diluted	$1.36	$1.43	$5.30	$3.42

Shares used in income per share - diluted	64,186,020	65,067,790	64,275,279	65,225,767

(1)	Refer to page S-18.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Rental and other property
Rental income	$410,438	$401,467	$1,222,859	$1,166,670
Other property	5,960	5,395	16,460	16,648
Rental and other property	$416,398	$406,862	$1,239,319	$1,183,318

Property operating expenses
Real estate taxes	$46,876	$46,593	$138,787	$137,594
Administrative	12,370	11,181	37,254	33,664
Maintenance and repairs	15,361	15,293	44,629	40,013
Personnel costs	22,756	21,952	68,609	67,364
Utilities	26,533	25,024	74,253	71,028
Property operating expenses	$123,896	$120,043	$363,532	$349,663

Interest and other income (loss)
Marketable securities and other income	$8,830	$5,275	$16,581	$14,631
Realized and unrealized (losses) gains on marketable securities, net	(4,577)	(17,115)	4,294	(51,126)
Provision for credit losses	(17)	1	(51)	64
Insurance reimbursements, legal settlements, and other, net	170	5,043	8,231	4,860
Interest and other income (loss)	$4,406	$(6,796)	$29,055	$(31,571)

Equity income (loss) from co-investments
Equity loss from co-investments	$(3,267)	$(1,430)	$(9,115)	$(2,978)
Income from preferred equity investments	13,310	13,953	40,359	40,688
Equity income (loss) from non-core co-investments	538	(1,563)	1,422	(31,117)
Non-core gain from unconsolidated co-investments	-	26	-	217
Insurance reimbursements, legal settlements, and other, net	113	-	851	-
Loss on early retirement of debt from unconsolidated co-investments	-	(1)	-	(988)
Co-investment promote income	-	-	-	17,076
Income from early redemption of preferred equity investments	-	-	285	858
Equity income (loss) from co-investments	$10,694	$10,985	$33,802	$23,756

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,072	$3,247	$11,982	$7,800
DownREIT limited partners' distributions	2,162	2,069	6,493	6,362
Third-party ownership interest	493	542	1,450	1,453
Noncontrolling interest	$5,727	$5,858	$19,925	$15,615

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$87,282	$92,842		$340,434	$223,150
Adjustments:
Depreciation and amortization	137,357	135,511		410,422	403,561
Gains not included in FFO	-	(17,423)		(59,238)	(17,423)
Casualty loss	-	-		433	-
Depreciation and amortization from unconsolidated co-investments	18,029	18,288		53,486	54,532
Noncontrolling interest related to Operating Partnership units	3,072	3,247		11,982	7,800
Depreciation attributable to third party ownership and other (2)	(371)	(357)		(1,095)	(1,064)
Funds from operations attributable to common stockholders and unitholders	$245,369	$232,108		$756,424	$670,556
FFO per share-diluted	$3.69	$3.45	7.0%	$11.37	$9.93	14.5%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$31	$230		$375	$248
Tax expense (benefit) on unconsolidated co-investments (3)	404	1,755		1,237	(7,863)
Realized and unrealized losses (gains) on marketable securities, net	4,577	17,115		(4,294)	51,126
Provision for credit losses	17	(1)		51	(64)
Equity (income) loss from non-core co-investments (4)	(538)	1,563		(1,422)	31,117
Loss on early retirement of debt, net	-	2		-	2
Loss on early retirement of debt from unconsolidated co-investments	-	1		-	988
Co-investment promote income	-	-		-	(17,076)
Income from early redemption of preferred equity investments and notes receivable	-	-		(285)	(858)
General and administrative and other, net	1,743	882		2,570	2,327
Insurance reimbursements, legal settlements, and other, net	(283)	(5,069)		(9,082)	(5,077)
Core funds from operations attributable to common stockholders and unitholders	$251,320	$248,586		$745,574	$725,426
Core FFO per share-diluted	$3.78	$3.69	2.4%	$11.21	$10.75	4.3%

Weighted average number of shares outstanding diluted (5)	66,445,256	67,341,189		66,537,111	67,503,403

(1)	Refer to page S-18.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and nine months ended September 30, 2023 was $0.9 million and $2.5 million.

(3)	Represents tax related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company's share of co-investment income or loss from technology co-investments.
(5)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2023	December 31, 2022

Real Estate:
Land and land improvements	$3,036,912	$3,043,321
Buildings and improvements	13,036,033	12,922,906
	16,072,945	15,966,227
Less: accumulated depreciation	(5,527,559)	(5,152,133)
	10,545,386	10,814,094
Real estate under development	23,067	24,857
Co-investments	1,133,515	1,127,491
	11,701,968	11,966,442
Cash and cash equivalents, including restricted cash	400,497	42,681
Marketable securities	90,186	112,743
Notes and other receivables	164,603	103,045
Operating lease right-of-use assets	64,636	67,239
Prepaid expenses and other assets	75,757	80,755
Total assets	$12,497,647	$12,372,905

Unsecured debt, net	$5,316,929	$5,312,168
Mortgage notes payable, net	888,010	593,943
Lines of credit	-	52,073
Distributions in excess of investments in co-investments	50,686	42,532
Operating lease liabilities	65,927	68,696
Other liabilities	439,688	381,227
Total liabilities	6,761,240	6,450,639
Redeemable noncontrolling interest	29,960	27,150
Equity:
Common stock	6	6
Additional paid-in capital	6,660,916	6,750,076
Distributions in excess of accumulated earnings	(1,184,597)	(1,080,176)
Accumulated other comprehensive income, net	55,358	46,466
Total stockholders' equity	5,531,683	5,716,372
Noncontrolling interest	174,764	178,744
Total equity	5,706,447	5,895,116
Total liabilities and equity	$12,497,647	$12,372,905

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - September 30, 2023
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years

Unsecured Debt, net
Bonds public - fixed rate	$5,050,000	3.3%	7.4	2023	$-	$751	$751	3.5%	0.1%
Term loan (1)	300,000	4.2%	4.1	2024 (2)	400,000	3,109	403,109	4.0%	6.5%
Unamortized discounts and debt				2025	500,000	133,054	633,054	3.5%	10.1%
issuance costs, net	(33,071)	-	-	2026	450,000	99,405	549,405	3.5%	8.8%
Total unsecured debt, net	5,316,929	3.3%	7.2	2027 (1)	650,000	153,955	803,955	4.0%	12.9%
Mortgage Notes Payable, net				2028	450,000	68,332	518,332	2.2%	8.3%
Fixed rate - secured (2)	667,592	4.3%	6.1	2029	500,000	1,456	501,456	4.1%	8.0%
Variable rate - secured (3)	222,951	4.4%	14.4	2030	550,000	1,592	551,592	3.1%	8.8%
Unamortized premiums and debt				2031	600,000	1,740	601,740	2.3%	9.6%
issuance costs, net	(2,533)	-	-	2032	650,000	1,903	651,903	2.6%	10.5%
Total mortgage notes payable, net	888,010	4.3%	8.1	2033	-	330,126	330,126	5.0%	5.3%
Unsecured Lines of Credit				Thereafter	600,000	95,120	695,120	3.8%	11.1%
Line of credit (4)	-	6.2%	N/A	Subtotal	5,350,000	890,543	6,240,543	3.4%	100.0%
Line of credit (5)	-	6.2%	N/A	Debt Issuance Costs	(26,517)	(3,214)	(29,731)	-	-
Total lines of credit	-	6.2%	N/A	(Discounts)/Premiums	(6,554)	681	(5,873)	-	-
Total debt, net	$6,204,939	3.4%	7.3	Total	$5,316,929	$888,010	$6,204,939	3.4%	100.0%

Capitalized interest for the three and nine months ended September 30, 2023 was approximately $0.2 million and $0.7 million, respectively.
(1)
The unsecured term loan has a variable interest rate of Adjusted SOFR plus 0.85% and matures in October 2024 with three 12-month extension options, exercisable at the Company’s option. This loan has been swapped to an all-in fixed rate of 4.2% and the swap has a termination date of October 2026.

(2)
In July, the Company closed $298.0 million in 10-year secured loans priced at a 5.08% fixed interest rate. The proceeds are intended to repay a majority of the Company's $400.0 million unsecured public bonds due in May 2024 upon maturity.

(3)	$223.0 million of variable rate debt is tax exempt to the note holders.
(4)
This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2027 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

(5)
This unsecured line of credit facility has a capacity of $35 million and a scheduled maturity date in July 2024. The underlying interest rate on this line is Adjusted SOFR plus 0.75%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Grid.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - September 30, 2023
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,204,939
Common stock and potentially dilutive securities				Debt to Total Assets:	34%	< 65%
Common stock outstanding			64,185
Limited partnership units (1)			2,259	Secured Debt to Total Assets:	5%	< 40%
Options-treasury method			1
Total shares of common stock and potentially dilutive securities			66,445	Interest Coverage:	573%	> 150%

Common stock price per share as of September 30, 2023			$212.09	Unsecured Debt Ratio (2):	288%	> 150%

Total equity capitalization			$14,092,320	Selected Credit Ratios (3)	Actual

Total market capitalization			$20,297,259	Net Indebtedness Divided by Adjusted EBITDAre,
				normalized and annualized:	5.5
Ratio of debt to total market capitalization			30.6%

Credit Ratings				Unencumbered NOI to Adjusted Total NOI:	92%
Rating Agency	Rating	Outlook
Moody's	Baa1	Stable		(1) Refer to page S-18.4 for additional information on the Company's Public Bond Covenants.
Standard & Poor's	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(3) Refer to pages S-18.1 to S-18.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

 See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of September 30, 2023

	Apartment Homes			Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (5)	Consolidated	Unconsolidated Co-investments (4)	Total (5)

Southern California
Los Angeles County	9,538	1,586	11,124	$2,687	$2,566	$2,676	17.4%	14.4%	17.2%
Orange County	5,189	1,149	6,338	2,729	2,442	2,700	10.4%	10.6%	10.4%
San Diego County	4,824	1,059	5,883	2,570	2,666	2,580	9.6%	8.2%	9.4%
Ventura County and Other	2,435	693	3,128	2,339	2,737	2,392	4.7%	7.6%	4.9%
Total Southern California	21,986	4,487	26,473	2,633	2,585	2,628	42.1%	40.8%	41.9%

Northern California
Santa Clara County (6)	8,749	1,774	10,523	2,983	2,936	2,979	20.2%	17.7%	20.0%
Alameda County	3,959	1,512	5,471	2,602	2,591	2,600	7.3%	15.6%	8.1%
San Mateo County	2,561	195	2,756	3,074	3,624	3,094	5.5%	2.3%	5.3%
Contra Costa County	2,619	-	2,619	2,688	-	2,688	5.2%	0.0%	4.7%
San Francisco	1,357	537	1,894	2,879	3,309	2,950	2.5%	5.2%	2.7%
Total Northern California	19,245	4,018	23,263	2,869	2,877	2,870	40.7%	40.8%	40.8%

Seattle Metro	10,341	2,184	12,525	2,176	2,093	2,167	17.2%	18.4%	17.3%

Total	51,572	10,689	62,261	$2,629	$2,595	$2,626	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended September 30, 2023, divided by the number of apartment homes as of September 30, 2023.

(2)	Represents the percentage of actual NOI for the quarter ended September 30, 2023. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-18.3.
(3)	Includes one community in San Diego County consisting of 264 apartment homes that is producing partial income due to lease-up.
(4)	Co-investment amounts weighted for Company's pro rata share.
(5)	At Company's pro rata share.
(6)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q3 '23	Q2 '23	Q1 '23	Q4 '22	Q3 '22

Rental and other property revenues:
Same-property	50,064	$398,460	$394,204	$388,895	$389,016	$386,200
Acquisitions (2)	284	1,528	1,332	1,021	886	675
Development (3)	599	5,808	5,710	5,500	5,417	5,410
Redevelopment	179	1,564	1,595	1,537	1,418	1,422
Non-residential/other, net (4)	446	10,432	11,099	12,127	13,573	14,783
Straight-line rent concessions (5)	-	(1,394)	(675)	576	2,047	(1,628)
Total rental and other property revenues	51,572	416,398	413,265	409,656	412,357	406,862

Property operating expenses:
Same-property		118,481	113,413	114,796	111,568	113,489
Acquisitions (2)		549	495	430	536	288
Development (3)		2,434	2,375	2,316	2,360	2,336
Redevelopment		634	674	788	654	662
Non-residential/other, net (4) (6)		1,798	2,267	2,082	2,488	3,268
Total property operating expenses		123,896	119,224	120,412	117,606	120,043

Net operating income (NOI):
Same-property		279,979	280,791	274,099	277,448	272,711
Acquisitions (2)		979	837	591	350	387
Development (3)		3,374	3,335	3,184	3,057	3,074
Redevelopment		930	921	749	764	760
Non-residential/other, net (4)		8,634	8,832	10,045	11,085	11,515
Straight-line rent concessions (5)		(1,394)	(675)	576	2,047	(1,628)
Total NOI		$292,502	$294,041	$289,244	$294,751	$286,819

Same-property metrics
Operating margin		70%	71%	70%	71%	71%
Annualized turnover (7)		48%	45%	38%	42%	49%
Financial occupancy (8)		96.4%	96.6%	96.7%	96.0%	96.0%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2022.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2022.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(5)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Same-Property Revenue Results by County - Third Quarter 2023 vs. Third Quarter 2022 and Second Quarter 2023
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q3 '23 % of Actual NOI	Q3 '23	Q3 '22	% Change	Q3 '23	Q3 '22	% Change	Q3 '23	Q3 '22	% Change	Q2 '23	% Change

Southern California
Los Angeles County	9,327	17.6%	$2,705	$2,624	3.1%	96.2%	96.2%	0.0%	$74,021	$73,160	1.2%	$73,488	0.7%
Orange County	5,189	10.7%	2,729	2,586	5.5%	96.0%	96.3%	-0.3%	41,946	40,253	4.2%	41,417	1.3%
San Diego County	4,582	9.6%	2,570	2,392	7.4%	96.6%	96.3%	0.3%	35,794	32,941	8.7%	34,921	2.5%
Ventura County	2,254	4.4%	2,333	2,186	6.7%	96.8%	96.1%	0.7%	16,165	15,439	4.7%	16,054	0.7%
Total Southern California	21,352	42.3%	2,643	2,519	4.9%	96.3%	96.2%	0.1%	167,926	161,793	3.8%	165,880	1.2%

Northern California
Santa Clara County	8,653	20.5%	2,973	2,875	3.4%	96.8%	96.1%	0.7%	78,886	75,201	4.9%	77,773	1.4%
Alameda County	3,959	7.5%	2,602	2,585	0.7%	96.4%	96.4%	0.0%	31,148	30,713	1.4%	30,899	0.8%
San Mateo County	1,962	4.5%	3,033	2,966	2.3%	96.5%	95.6%	0.9%	18,453	18,088	2.0%	18,054	2.2%
Contra Costa County	2,619	5.3%	2,688	2,629	2.2%	96.6%	95.3%	1.4%	21,464	21,210	1.2%	21,286	0.8%
San Francisco	1,178	2.2%	2,841	2,784	2.0%	94.6%	95.7%	-1.1%	9,952	10,141	-1.9%	10,095	-1.4%
Total Northern California	18,371	40.0%	2,851	2,781	2.5%	96.5%	96.0%	0.5%	159,903	155,353	2.9%	158,107	1.1%

Seattle Metro	10,341	17.7%	2,176	2,149	1.3%	96.3%	95.3%	1.0%	70,631	69,054	2.3%	70,217	0.6%

Total Same-Property	50,064	100.0%	$2,623	$2,539	3.3%	96.4%	96.0%	0.4%	$398,460	$386,200	3.2%	$394,204	1.1%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Same-Property Revenue Results by County - Nine months ended September 30, 2023 vs. Nine months ended September 30, 2022
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	YTD 2023 % of Actual NOI	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change	YTD 2023	YTD 2022	% Change

Southern California
Los Angeles County	9,327	17.7%	$2,683	$2,564	4.6%	96.4%	96.1%	0.3%	$220,117	$215,504	2.1%
Orange County	5,189	10.7%	2,683	2,503	7.2%	96.1%	95.9%	0.2%	124,205	115,814	7.2%
San Diego County	4,582	9.4%	2,515	2,299	9.4%	96.9%	96.4%	0.5%	104,972	95,721	9.7%
Ventura County	2,254	4.4%	2,289	2,118	8.1%	97.0%	96.1%	0.9%	47,777	44,228	8.0%
Total Southern California	21,352	42.2%	2,605	2,445	6.5%	96.5%	96.1%	0.4%	497,071	471,267	5.5%

Northern California
Santa Clara County	8,653	20.3%	2,948	2,806	5.1%	96.8%	96.5%	0.3%	232,794	219,648	6.0%
Alameda County	3,959	7.5%	2,597	2,541	2.2%	96.6%	96.0%	0.6%	92,746	90,316	2.7%
San Mateo County	1,962	4.4%	3,004	2,908	3.3%	96.3%	96.1%	0.2%	54,139	52,266	3.6%
Contra Costa County	2,619	5.4%	2,666	2,573	3.6%	96.8%	96.1%	0.7%	63,830	61,847	3.2%
San Francisco	1,178	2.2%	2,830	2,744	3.1%	95.3%	96.1%	-0.8%	30,093	30,181	-0.3%
Total Northern California	18,371	39.8%	2,831	2,722	4.0%	96.6%	96.2%	0.4%	473,602	454,258	4.3%

Seattle Metro	10,341	18.0%	2,165	2,075	4.3%	96.6%	95.8%	0.8%	210,886	200,964	4.9%

Total Same-Property	50,064	100.0%	$2,597	$2,470	5.1%	96.6%	96.1%	0.5%	$1,181,559	$1,126,489	4.9%

 See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information
S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.
Same-Property Operating Expenses - Quarter to Date and Year to Date as of September 30, 2023 and 2022
(Dollars in thousands)

Based on 50,064 apartment homes

	Q3 '23	Q3 '22	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$43,233	$42,674	1.3%	36.5%
Utilities	25,259	23,615	7.0%	21.3%
Personnel costs	21,877	20,814	5.1%	18.5%
Maintenance and repairs	14,850	14,565	2.0%	12.5%
Administrative	6,720	6,640	1.2%	5.7%
Insurance and other	6,542	5,181	26.3%	5.5%
Total same-property operating expenses	$118,481	$113,489	4.4%	100.0%

	YTD 2023	YTD 2022	% Change		% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$127,827	$126,412	1.1%		36.9%
Utilities	70,970	67,277	5.5%		20.5%
Personnel costs	65,653	64,205	2.3%		18.9%
Maintenance and repairs	42,844	38,060	12.6%	(1)	12.4%
Administrative	20,169	19,226	4.9%		5.8%
Insurance and other	19,227	16,409	17.2%		5.5%
Total same-property operating expenses	$346,690	$331,589	4.6%		100.0%

(1)	The increase in maintenance and repairs expense is primarily due to storm and flood damage clean-up.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Development Pipeline - September 30, 2023
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name - Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	% Occupied	% Leased as of 9/30/23 (3)	% Leased as of 10/24/23 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	$23	$-	$23	$23
Total Development Pipeline - Consolidated		-	-	23	-	23	23

Development Projects - Joint Venture (4)
LIVIA at Scripps Ranch (5) - San Diego, CA	51%	264	2,000	89	13	102	52	383	44%	46%	49%	Q3 2020	Q3 2023	Q1 2024
Total Development Projects - Joint Venture		264	2,000	89	13	102	52	$383

Grand Total - Development Pipeline		264	2,000	$112	$13	$125	75
Essex Cost Incurred to Date - Pro Rata							(68)
Essex Remaining Commitment							$7

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.
(3)	Calculations are based on multifamily operations only.
(4)
For the third quarter of 2023, the Company's cost includes $0.1 million of capitalized interest, $0.7 million of capitalized overhead and $0.4 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Capital Expenditures - September 30, 2023 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q3 '23	Trailing 4 Quarters

Same-property portfolio	$10,972	$70,109
Non-same property portfolio	432	1,528
Total revenue generating capital expenditures	$11,404	$71,637

Number of same-property interior renovations	525	2,664
Number of total consolidated interior renovations	528	2,720

Non-Revenue Generating Capital Expenditures (3)	Q3 '23	Trailing 4 Quarters

Non-revenue generating capital expenditures	$37,881	$134,952
Average apartment homes in quarter	51,572	51,642
Capital expenditures per apartment homes in the quarter	$735	$2,613

(1)	The Company incurred $0.1 million of capitalized interest, $4.0 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q3 2023.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Co-investments and Preferred Equity Investments - September 30, 2023
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)		Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, V, VI (2)	54%	5,975	$2,145,244	$1,438,612	$164,756	3.4%	3.1		$28,764	$85,896
BEXAEW, BEX II, BEX IV, and 500 Folsom	50%	3,083	1,254,523	546,666	228,926	5.2%	8.0	(5)	15,663	47,854
Other (3)	52%	1,367	560,217	407,775	67,653	4.7%	2.3		7,055	21,117
Total Operating and Other Non-Consolidated Joint Ventures		10,425	$3,959,984	$2,393,053	$461,335	4.1%	4.1		$51,482	$154,867
Development Non-Consolidated Joint Ventures (4)	51%	264	88,830	89,250	14,612	4.2%	36.7	(6)	552	552
Total Non-Consolidated Joint Ventures		10,689	$4,048,814	$2,482,303	$475,947	4.1%	5.2		$52,034	$155,419

									Essex Portion of NOI and Expenses

NOI									$27,868	$83,181
Depreciation									(18,029)	(53,486)
Interest expense and other									(13,106)	(38,810)
Equity income from non-core co-investments									538	1,422
Insurance reimbursements, legal settlements, and other, net									113	851
Net loss from operating and other co-investments									$(2,616)	$(6,842)

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments

Income from preferred equity investments									$13,310	$40,359
Income from early redemption of preferred equity investments									-	285
Preferred Equity Investments (7)					$606,882	9.5%	2.2		$13,310	$40,644

Total Co-investments					$1,082,829				$10,694	$33,802

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)
As of September 30, 2023, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $47.9 million due to distributions received in excess of the Company's investment.

(3)
As of September 30, 2023, the Company’s investments in Expo and Century Towers were classified as a liability of $2.8 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(4)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(5)	$132.0 million of the debt related to 500 Folsom, one of the Company's co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(6)	LIVIA at Scripps Ranch has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(7)	As of September 30, 2023, the Company has invested in 25 preferred equity investments.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Assumptions for 2023 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.
	Nine Months
	Ended
	September 30,	2023 Full-Year Guidance Range
	2023 (1)	Low End	High End	Comments about 2023 Full-Year Guidance

Total NOI from Consolidated Communities - Excluding Straight-Line Rent Concessions	$877,280	$1,171,300	$1,179,700	Includes a range of same-property NOI growth of 4.1% to 4.9%, compared to the prior range of 3.9% to 5.1%

Straight-Line Rent Concessions from Consolidated Communities	(1,493)	(2,100)	(3,300)

Management Fees	8,328	11,000	11,200

Interest Expense
Interest expense, before capitalized interest	(155,933)	(210,800)	(210,400)
Interest capitalized	671	700	900
Net interest expense	(155,262)	(210,100)	(209,500)

Recurring Income and Expenses
Interest and other income	16,581	25,300	25,900
FFO from co-investments	84,730	112,000	112,600
General and administrative	(41,165)	(56,000)	(57,000)
Corporate-level property management expenses	(34,387)	(45,500)	(45,900)
Non-controlling interest	(9,038)	(12,100)	(11,900)
Total recurring income and expenses	16,721	23,700	23,700

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(375)	(375)	(375)
Tax expense on unconsolidated co-investments	(1,237)	(1,237)	(1,237)
Realized and unrealized gains on marketable securities, net	4,294	4,294	4,294
Provision for credit losses	(51)	(51)	(51)
Equity income from non-core co-investments	1,422	1,422	1,422
Loss on early retirement of debt from unconsolidated co-investments	-	-	-
Co-investment promote income	-	-	-
Income from early redemption of preferred equity investments	285	285	285
General and administrative and other, net	(2,570)	(2,570)	(2,570)
Insurance reimbursements, legal settlements, and other, net	9,082	9,082	9,082
Total non-core income and expenses	10,850	10,850	10,850

Funds from Operations (2)	$756,424	$1,004,650	$1,012,650

Funds from Operations per diluted Share	$11.37	$15.10	$15.22

% Change - Funds from Operations	14.5%	10.2%	11.1%

Core Funds from Operations (excludes non-core items)	$745,574	$993,800	$1,001,800

Core Funds from Operations per diluted Share	$11.21	$14.94	$15.06

% Change - Core Funds from Operations	4.3%	3.0%	3.8%

EPS - Diluted	$5.30	$6.69	$6.81

Weighted average shares outstanding - FFO calculation	66,537	66,525	66,525

(1)	All non-core items are excluded from the 2023 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2023 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.
	Nine Months	2023 Guidance Range (1)
	Ended
	September 30,	4th Quarter 2023		Full-Year 2023
	2023	Low	High	Low	High

EPS - diluted	$5.30	$1.39	$1.51	$6.69	$6.81
Conversion from GAAP share count	(0.18)	(0.05)	(0.05)	(0.23)	(0.23)
Casualty loss	0.01	-	-	0.01	0.01
Depreciation and amortization	6.97	2.34	2.34	9.31	9.31
Noncontrolling interest related to Operating Partnership units	0.16	0.05	0.05	0.21	0.21
Gain on sale of real estate and land	(0.89)	-	-	(0.89)	(0.89)
FFO per share - diluted	$11.37	$3.73	$3.85	$15.10	$15.22
Expensed acquisition and investment related costs	0.01	-	-	0.01	0.01
Tax expense on unconsolidated co-investments	0.02	-	-	0.02	0.02
Realized and unrealized gains on marketable securities, net	(0.07)	-	-	(0.07)	(0.07)
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.02)	-	-	(0.02)	(0.02)
Loss on early retirement of debt from unconsolidated co-investments	-	-	-	-	-
Co-investment promote income	-	-	-	-	-
Income from early redemption of preferred equity investments	-	-	-	-	-
General and administrative and other, net	0.04	-	-	0.04	0.04
Insurance reimbursements, legal settlements, and other, net	(0.14)	-	-	(0.14)	(0.14)

Core FFO per share - diluted	$11.21	$3.73	$3.85	$14.94	$15.06

(1)
2023 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.
Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of September 30, 2023
(Dollars in thousands)

Acquisitions			Essex			Total
		Apartment	Ownership			Contract	Price per	Average
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home	Monthly Rent

Hacienda at Camarillo Oaks	Camarillo, CA	73	100%	EPLP	Apr-23	$23,100	$316	$2,376
	Q2 2023	73				$23,100	$316

	2023 Total	73				$23,100	$316

Dispositions			Essex
		Apartment	Ownership			Total Sale	Price per
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home

CBC and The Sweeps	Goleta, CA	239	100%	EPLP	Mar-23	$91,675	$384
	Q1 2023	239				$91,675	$384

	2023 Total	239				$91,675	$384

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Same-Property Delinquencies, Operating Statistics, and Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Same-Property Delinquencies - Third Quarter 2023 vs. 2022 and Preliminary October 2023				Same-Property Cash Delinquencies as % of Scheduled Rent, by Region

	Preliminary Oct. 2023	3Q23	3Q22		Preliminary Oct. 2023	3Q 2023

Gross delinquencies as % of scheduled rent, excluding rental assistance	1.4%	2.1%	3.3%
				Southern California, excl. Los Angeles	0.9%	1.6%
				Northern California, excl. Alameda	0.0%	1.0%
Rental assistance funds as % of scheduled rent (1)	-0.1%	-0.1%	-1.9%	Seattle	0.7%	1.2%
				Los Angeles & Alameda Counties (3)	3.5%	4.2%
Cash delinquencies as % of scheduled rent, including rental assistance (2)	1.3%	2.0%	1.4%	Total Same-Property Portfolio (1)(2)	1.3%	2.0%

(1)
The Company's same-property portfolio received Emergency Rental Assistance payments of $0.1 million and $0.4 million for preliminary October 2023 and the three months ended September 30, 2023, respecitvely. This compares to $0.9 million and $7.4 million in October 2022 and the three months ended September 30, 2022, respectively.

(2)	Represents same-property portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements.
(3)	Eviction protections for the city and county of Los Angeles ended on April 1, 2023, and Alameda county protections ended on April 29, 2023.

Same-Property Portfolio Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis

■ The reduction to the Company's same-property delinquency is temporarily impacting new lease rates and financial occupancy, as the Company focuses on leasing recently captured non-paying units.

	Preliminary Oct. 2023	3Q 2023		3Q 2023	3Q 2022	YTD 2023	YTD 2022
New lease rates (1)	0.1%	1.2%	Reported rental revenue (1)	$398.5	$386.2	$1,181.6	$1,126.5
Renewal rates (1)	5.3%	3.0%	Straight-line rent impact to rental revenue	(1.3)	(1.6)	(1.0)	(7.7)
Blended rates	2.9%	2.1%	GAAP rental revenue	$397.2	$384.6	$1,180.6	$1,118.8

Financial occupancy	95.9%	96.4%	% change - reported rental revenue	3.2%		4.9%

			% change - GAAP rental revenue	3.3%		5.5%

(1) Represents the percentage change in similar term lease tradeouts, including the impact of leasing incentives.			(1) Same-property rental revenue reflects concessions on a cash basis.

E S S E X  P R O P E R T Y  T R U S T, I N C.

MSA Level Supply Forecast: 2022A - 2024E

• Total housing supply growth in the Essex markets is forecasted to remain constant at only 0.5% of stock in 2024.

Residential Supply Forecast (1)

	2022A		2023E		2024E

Market	Total MF/SF Supply	Total Supply as of % of Total Stock	Total MF/SF Supply	Total Supply as of % of Total Stock	Multifamily Supply	Total MF/SF Supply	Total Supply as of % of Total Stock

Los Angeles	15,850	0.4%	16,600	0.4%	10,200	17,000	0.4%
Orange County	6,000	0.6%	4,900	0.5%	2,900	5,400	0.5%
San Diego	6,150	0.6%	6,400	0.6%	3,600	6,100	0.6%
Ventura	750	0.3%	1,100	0.4%	500	800	0.3%
Southern California	28,750	0.5%	29,000	0.5%	17,200	29,300	0.5%

San Francisco	2,200	0.5%	2,700	0.6%	1,600	2,100	0.5%
Oakland	7,200	0.7%	5,100	0.5%	2,400	4,700	0.5%
San Jose	5,400	0.8%	4,500	0.7%	2,800	5,200	0.8%
Northern California	14,800	0.7%	12,300	0.6%	6,800	12,000	0.6%

Seattle	15,850	1.1%	12,300	0.9%	8,900	13,000	0.9%

Total/Weighted Avg.	59,400	0.6%	53,600	0.5%	32,900	54,300	0.5%

Data based on third-party supply projections and Essex forecasts.
(1)
Residential Supply: Total supply includes the Company's estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation
The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.
Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended September 30, 2023

Net income available to common stockholders	$87,282
Adjustments:
Net income attributable to noncontrolling interest	5,727
Interest expense, net (1)	53,471
Depreciation and amortization	137,357
Income tax provision	86
Co-investment EBITDAre adjustments	31,911
EBITDAre	315,834

Realized and unrealized gains on marketable securities, net	4,577
Provision for credit losses	17
Equity income from non-core co-investments	(538)
Tax expense on unconsolidated co-investments	404
General and administrative and other, net	1,743
Insurance reimbursements and legal settlements, net	(283)
Expensed acquisition and investment related costs	31
Adjusted EBITDAre	$321,785

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Encumbered
Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.
Funds From Operations ("FFO") and Core FFO
FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.
FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".
Interest Expense, Net
Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:
(Dollars in thousands)	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023

Interest expense	$54,161	$157,806
Adjustments:
Total return swap income	(690)	(2,544)
Interest expense, net	$53,471	$155,262

Immediately Available Liquidity
The Company's immediately available liquidity as of October 24, 2023, consisted of the following:

(Dollars in millions)	October 24, 2023

Unsecured credit facility - committed	$1,235
Balance outstanding	-
Undrawn portion of line of credit	$1,235
Cash, cash equivalents & marketable securities	367
Total liquidity	$1,602

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre
This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:
(Dollars in thousands)	September 30, 2023

Total consolidated debt, net	$6,204,939
Total debt from co-investments at pro rata share	1,326,463
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	35,604
Pro rata co-investments unamortized premiums, discounts,
and debt issuance costs	5,622
Consolidated cash and cash equivalents-unrestricted	(391,994)
Pro rata co-investment cash and cash equivalents-unrestricted	(44,655)
Marketable securities	(95,188)
Net Indebtedness	$7,040,791

Adjusted EBITDAre, annualized (1)	$1,287,140
Other EBITDAre normalization adjustments, net, annualized (2)	1,212
Adjusted EBITDAre, normalized and annualized	$1,288,352

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.5

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations
NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2023	2022	2023	2022

Earnings from operations	$131,784	$128,608	$454,001	$367,086
Adjustments:
Corporate-level property management expenses	11,504	10,184	34,387	30,532
Depreciation and amortization	137,357	135,511	410,422	403,561
Management and other fees from affiliates	(2,785)	(2,886)	(8,328)	(8,313)
General and administrative	14,611	15,172	43,735	40,541
Expensed acquisition and investment related costs	31	230	375	248
Casualty loss	-	-	433	-
Gain on sale of real estate and land	-	-	(59,238)	-
NOI	292,502	286,819	875,787	833,655
Less: Non-same property NOI	(12,523)	(14,108)	(40,918)	(38,755)
Same-Property NOI	$279,979	$272,711	$834,869	$794,900

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants
Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").
The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.
Secured Debt
Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.
Unencumbered NOI to Adjusted Total NOI
This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended September 30, 2023, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended September 30, 2023 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q3'23 (1)

NOI	$1,170,008
Adjustments:
NOI from real estate assets sold or held for sale	-
Other, net (2)	1,870
Adjusted Total NOI	1,171,878
Less: Encumbered NOI	(89,232)
Unencumbered NOI	$1,082,646

Encumbered NOI	$89,232
Unencumbered NOI	1,082,646
Adjusted Total NOI	$1,171,878

Unencumbered NOI to Adjusted Total NOI	92%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.4